                                                           EXHIBIT 1.A.(5)(b)(3)

                        --------------------------------------------------------
                        ML LIFE INSURANCE COMPANY OF NEW YORK         NEW YORK,
                                                                      NEW YORK

                        --------------------------------------------------------

                               SINGLE PREMIUM IMMEDIATE ANNUITY CERTAIN RIDER

                               This rider provides income payments to the owner for a fixed period. Policy Schedule R shows when payments start and end, how often payments will be made and the amount of each payment.

                               In this rider, the Policy Schedule R is Policy Schedule R-SPIA. In this rider, as in the basic policy, the word you refers to the insured shown in Policy Schedule R.


-------------------------------------------------------------------------------
 SINGLE PREMIUM                Policy Schedule R shows the single premium which
                               is payable for this rider.

-------------------------------------------------------------------------------
 RIDER DATE OF ISSUE           This rider's date of issue is the same as this
                               policy's unless a later
                               date is shown in Policy Schedule R. This rider takes effect on its date of issue or when the single premium is paid, whichever is later.

-------------------------------------------------------------------------------
 RIDER DATE                    The rider date is used to determine rider payment
                               dates, rider years and anniversaries. It is the same as the policy date, unless a later date is shown in Policy Schedule R.

-------------------------------------------------------------------------------
 RIDER VALUE                   The rider value at the end of each rider year is
                               shown in Policy Schedule R. For any date other than a rider anniversary, the rider value is adjusted for the lapse of time and income payments made since the last rider anniversary.
                               Values for dates not shown are available on request.

-------------------------------------------------------------------------------
 DEATH BENEFITS                If we receive proof that you have died and you
                               are the owner of this policy, we will pay the rider value in a lump sum to the beneficiary designated under the basic policy. If you are not the owner of this policy, see If This Policy
                               Ends.

-------------------------------------------------------------------------------
 INCOME PAYMENTS TO THE OWNER  The income payments designated in Policy Schedule
                               R represent the payments which are guaranteed. We may from time to time pay amounts in excess of those guaranteed.
-------------------------------------------------------------------------------







 MSPIAC86-S(NY)                                                        SPECIMEN

--------------------------------------------------------------------------------
 RIDER BENEFITS FOR THE OWNER  During your lifetime, the owner can surrender this rider to receive the rider value under one of the income plans described below. We'll issue a separate written agreement putting the income plan into effect.

                               INCOME FOR A FIXED PERIOD
                               The owner may elect to receive the rider value in installments over a specified period of years. The frequency of payments and the specified period are shown in Policy Schedule R. The interest rate that we use in our calculations will be that in effect at the Rider Date.

                               INCOME FOR LIFE
                               The owner may elect an income payable over the owner's lifetime. Payment will be made to the owner in equal monthly installments and guaranteed for at least 10 years. If the owner lives beyond the period certain, payments will continue while the owner is alive.





 MSPIAC86-S(NY)                                                        SPECIMEN

-------------------------------------------------------------------------------
                                POLICY SCHEDULE R-SPIA


                       INSURED  RICHARD ROE
                         OWNER  RICHARD ROE
           RIDER DATE OF ISSUE  Nov. 29, 1990       ISSUE AGE/SEX    35 Male
                    RIDER DATE  Nov. 28, 1990       SINGLE PREMIUM   16,569.18


                               SINGLE PREMIUM IMMEDIATE ANNUITY CERTAIN RIDER

-------------------------------------------------------------------------------

 INCOME PAYMENTS TO THE OWNER  This rider provides income payments to the owner as follows:

                               -    The fixed period is 6 years.
                               - Payments begin on May 31, 1992 and will be made on the 31st day of the month each year thereafter.
                               -    The last payment is due on May 31, 1997.
                               -    The Guaranteed Income Payments are:
                                    -   3,430.83 during the first five (5)
                                        years of the fixed period, and
                                    -   3,420.83 during the next one (1)
                                        years of the fixed period.

-------------------------------------------------------------------------------
 RIDER VALUE                   The rider value on the rider date is 415,740.72

                               The rider value at the end of each rider year is:

                                 End of               Rider            End of            Rider
                               Rider Year             Value          Rider Year          Value
                               ----------            -------         ----------          -----
                                     1               $13,609               6               $0
                                     2                11,300
                                     3                 8,802
                                     4                 6,097
                                     5                 3,169

-------------------------------------------------------------------------------
 INCOME FOR A FIXED PERIOD     The owner may elect to receive the rider value
                               in equal installments as follows:
                               -     Installments will be made annually.
                               -     Fixed period will be five (5) years.





SCH7(NY)                  - 3 -             SPECIMEN     POLICY SCHEDULE R-SPIA